                            UNITED STATES SECURITIES
                             AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             THE TODD-AO CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                                         13-1679856
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


          900 N. Seward Street                                  90038
         Hollywood, California                                (Zip Code)
(Address of Principal Executive Offices)


                 The Todd-AO Corporation 1997 Stock Option Plan
                 The Todd-AO Corporation 1995 Stock Option Plan
                 The Todd-AO Corporation 1986 Stock Option Plan

                            (Full title of the plans)

                               Salah M. Hassanein
                      President and Chief Executive Officer
                              900 N. Seward Street
                           Hollywood, California 90038

                     (Name and address of agent for service)

                                 (858) 509-9100
          (Telephone Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee


====================================================================================================================
                                                                                                       Amount of
Title of Securities to     Amount to be      Proposed maximum offering       Proposed maximum         registration
     be registered          registered(1)        price per share(2)     aggregate offering price (2)       fee
====================================================================================================================
         Class A
 Common Stock, $.01 par
          value                457,021                $15.188                 $5,113,488.55             $1,349.96
====================================================================================================================

1. Plus such additional number of shares ad may hereafter become issuable pursuant to the antidilution provisions of the Plans.

2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are the actual exercise prices, for shares subject to outstanding options granted under the Plans, as follows:

      Amount to be             Offering price             Aggregate
       registered                 per share            offering price
     -------------             --------------          --------------

         11,000                    4.500                 49,500.00
        100,350                    4.725                474,153.75
        132,000                    4.950                653,400.00
        142,900                    5.062                723,359.80
          5,500                    5.292                 29,106.00
          5,000                    7.125                 35,625.00
            600                    7.625                  4,575.00
        255,471                    8.000              2,043,768.00
         20,000                    8.500                170,000.00
          8,000                    8.563                 68,504.00
         10,000                    9.500                 95,000.00
          5,000                    9.750                 48,750.00
          4,000                    9.825                 39,300.00
         10,000                   10.250                102,500.00
          8,200                   10.500                 86,100.00
         15,000                   10.938                164,070.00
          2,000                   11.000                 22,000.00
          5,000                   11.875                 59,375.00
          6,000                   13.750                 82,500.00
          2,000                   13.875                 27,750.00
          5,000                   14.680                 73,400.00
          4,000                   15.188                 60,752.00
                                                      ------------
                                                      5,113,488.55
                                                      ============

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     The documents containing the information specified in this Item have been sent or given to directors, officers and employees who have been granted options to purchase shares of Common Stock, $.01 par value, in Todd-AO Corporation ("Options") under The Todd-AO Corporation 1997 Stock Option Plan, The Todd-AO Corporation 1995 Stock Option Plan, and The Todd-AO Corporation 1986 Stock Option Plan, and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2. Registration Information and Employee Plan Annual Information

     The documents containing the information specified in this Item have been sent or given to directors, officers and employees who have been granted Options and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents, which have been heretofore filed with the Commission by The Todd-AO Corporation, a Delaware corporation (the "Registrant"), are incorporated by reference in this Registration Statement:

     (a) (i) The Registrant's annual report on Form 10-K for the fiscal year ended August 31, 1999 (File Number 000-01461), filed with the Commission on December 10, 1999.

          (ii) Form 10-K/A for the fiscal year ended August 31, 1999, filed with the Commission on January 11, 2000.

     (b) (i) The Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended November 30, 1999, and February 29, 2000, filed with the Commission on January 13, 2000, and April 14, 2000, respectively.

          (ii) The Registrant's current report on Form 8-K, dated December 10, 1999, filed with the Commission on December 22, 1999.

          (iii) The Registrant's preliminary proxy statement, filed with the Commission on a confidential basis on March 10, 2000.






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

     (c) (i) The description of the Registrant's Common Stock contained in the Registrant's information statement on Form 14C, filed with the Commission on May 6, 1996.

          (ii) The description of the Registrant's Common Stock, as proposed to be reclassified, contained in the Registrant's preliminary proxy statement, filed with the Commission on a confidential basis on March 10, 2000.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not 3 permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnify for expenses the court deems proper in light of liability adjudication. With respect to present or former directors and officers, indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Company's Certificate of Incorporation and Bylaws (the "Bylaws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by the DGCL. Under the Bylaws, the Company shall advance expenses incurred by an officer or director






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

in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     4.1 The Todd-AO Corporation 1997 Stock Option Plan, as amended
     4.2 The Todd-AO Corporation 1995 Stock Option Plan, as amended
     4.3 The Todd-AO Corporation 1986 Stock Option Plan, as amended
     5.1 Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding the legality of the securities being registered
     23.1 Consent of Arthur Andersen LLP
     23.2 Consent of Deloitte & Touche LLP
     23.3 Consent of Greenberg Glusker Fields Claman & Machtinger LLP (contained in Exhibit 5.1)
     24.1 Power of Attorney (contained in the signature page hereof).

Item 9. Undertakings

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;







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


               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








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

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on this 27th day of March, 2000.

                               THE TODD-AO CORPORATION


                               By:  /s/ SALAH M. HASSANEIN
                                  -----------------------------------------
                                  Salah M. Hassanein
                                  President and Chief Executive Officer


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salah M. Hassanein and Judi M. Sanzo his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Name                                           Title                               Date
         ----                                           -----                               ----

/s/ SALAH M. HASSANEIN                       President and Chief Executive               March 27, 2000
-------------------------                     Officer (principal executive
Salah M. Hassanein                                     officer)


/s/ SILAS R. CROSS                           Vice President and Treasurer                April 7, 2000
-------------------------                 (principal financial and accounting
Silas R. Cross                                          officer)


/s/ DAVID HAAS                                          Director                         April 7, 2000
-------------------------
David Haas


/s/ RICHARD HASSANEIN                                   Director                         April 7, 2000
-------------------------
Richard Hassanein







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


           Name                                         Title                                  Date
           ----                                         -----                                  ----

/s/ HERBERT L. HUTNER                                  Director                          April 7, 2000
-------------------------
Herbert L. Hutner


/s/ ROBERT I. KNUDSON                                  Director                          April 7, 2000
------------------------
Robert I. Knudson


/s/ DAVID P. MALM                                      Director                          April 7, 2000
------------------------
David P. Malm


/s/ MARSHALL S. NAIFY                                  Director                          April 7, 2000
------------------------
Marshall Naify


/s/ MICHAEL S. NAIFY                                   Director                          April 7, 2000
------------------------
Michael S. Naify


/s/ ARTHUR F. PIERCE                                   Director                          April 7, 2000
------------------------
A. Frank Pierce


/s/ SYDNEY POLLACK                                     Director                          March 21, 2000
------------------------
Sydney Pollack


/s/ ZELBIE TRAGDEN                                     Director                          April 7, 2000
------------------------
Zelbie Tragden








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

                                  EXHIBIT INDEX
Exhibits

4.1      The Todd-AO Corporation 1997 Stock Option Plan, as amended
4.2      The Todd-AO Corporation 1995 Stock Option Plan, as amended
4.3      The Todd-AO Corporation 1986 Stock Option Plan, as amended
5.1 Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding the legality of the securities being registered
23.1     Consent of Arthur Andersen LLP
23.2     Consent of Deloitte & Touche LLP
23.3 Consent of Greenberg Glusker Fields Claman & Machtinger LLP (contained in Exhibit 5.1)
24.1     Power of Attorney (contained in the signature page hereof).











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